                                                      Registration No. 333-_____
     As filed with the Securities and Exchange Commission on April 25, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                           NOBLE DRILLING CORPORATION
             (Exact name of registrant as specified in its charter)


              DELAWARE                             73-0374541
    (State or other jurisdiction      (I.R.S. Employer Identification No.)
  of incorporation or organization)

  10370 RICHMOND AVENUE, SUITE 400
           HOUSTON, TEXAS                            77042
(Address of Principal Executive Offices)           (Zip Code)


                             -----------------------

                  NOBLE DRILLING CORPORATION 1991 STOCK OPTION
                            AND RESTRICTED STOCK PLAN
                            (Full title of the Plan)


                             -----------------------

                 JAMES C. DAY                              COPY TO:
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER       ROBERT D. CAMPBELL
          NOBLE DRILLING CORPORATION                THOMPSON & KNIGHT, P.C.
       10370 RICHMOND AVENUE, SUITE 400               1700 PACIFIC AVENUE
             HOUSTON, TEXAS  77042                         SUITE 3300
    (Name and address of agent for service)           DALLAS, TEXAS  75201

                (713) 974-3131                           (214) 969-1353
         (Telephone number, including
       area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------
       Title of                                    Proposed          Proposed Maximum           Amount
      Securities              Amount                Maximum              Aggregate                of
         to be                 to be            Offering Price           Offering            Registration
      Registered           Registered(1)         per Share(2)            Price(2)                 Fee
----------------------------------------------------------------------------------------------------------
     Common Stock,           5,500,000
    par value $.10            shares                $17.25              $94,875,000             $28,750
       per share
----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape on April 18, 1997.

                                     PART I

                       INCORPORATION OF CONTENTS OF PRIOR
                            REGISTRATION STATEMENTS


       The contents of Registration Statement No. 33-46724 relating to the Noble Drilling Corporation 1991 Stock Option and Restricted Stock Plan (the "Plan") filed by the Registrant with the Securities and Exchange Commission (the "Commission") on April 1, 1992 and of Registration Statement No. 33-57675 relating to the Plan filed by the Registrant with the Commission on February 13, 1995 (together, the "Prior Registration Statements") are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register 5,500,000 additional shares of Common Stock of the Registrant for offer and sale pursuant to the Plan.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 6.       Indemnification of Directors and Officers.

       The Registrant is a Delaware corporation. Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

       Reference is made to Article VI of the Bylaws of the Registrant, which provides for indemnification of directors and officers of the Registrant under certain circumstances.

       The Registrant has entered into indemnity agreements with the Registrant's directors and bylaw officers intended to provide for indemnification to the fullest extent permitted by law.

       Pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Registrant limits the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances.

       The Registrant also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their service in the foregoing capacities.

       The foregoing summaries are necessarily subject to the complete text of the statute, bylaw, agreement, certificate of incorporation and insurance policy referred to above and are qualified in their entirety by reference thereto.

Item 8.       Exhibits.

       In addition to the exhibits filed with or incorporated by reference in the Prior Registration Statements, the following documents are filed or incorporated by reference as exhibits to this Registration Statement:

Exhibit
Number                                     Description
------                                     -----------
4.1                  Noble Drilling Corporation 1991 Stock Option and
                     Restricted Stock Plan, as amended and restated effective
                     as of January 30, 1997.

5.1                  Opinion of Thompson & Knight, A Professional Corporation.

23.1                 Consent of Thompson & Knight, A Professional Corporation
                     (contained in its opinion filed herewith as Exhibit 5.1).

23.2                 Consent of Price Waterhouse LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 24th day of April, 1997.

                                   NOBLE DRILLING CORPORATION
                                   (Registrant)

                                   By:     JAMES C. DAY
                                           -------------------------------------
                                           James C. Day
                                           Chairman, President and Chief
                                           Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Each person whose signature appears below constitutes and appoints James
C. Day and Byron L. Welliver, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature              Title                                      Date
---------              -----                                      ----

JAMES C. DAY           Chairman, President and Chief            April 24, 1997
---------------------  Executive Officer and Director
James C. Day           (Principal Executive Officer)



BYRON L. WELLIVER      Senior Vice President - Finance,         April 24, 1997
---------------------  Treasurer and Controller
Byron L. Welliver      (Principal Financial and Accounting
                       Officer)


MICHAEL A. CAWLEY      Director                                 April 24, 1997
---------------------
Michael A. Cawley

LAWRENCE J. CHAZEN     Director                                 April 24, 1997
---------------------
Lawrence J. Chazen

TOMMY C. CRAIGHEAD     Director                                 April 24, 1997
---------------------
Tommy C. Craighead

JAMES L. FISHEL        Director                                 April 24, 1997
---------------------
James L. Fishel

                       Director
---------------------
Marc E. Leland


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
                               INDEX TO EXHIBITS



           Exhibit
           Number                       Exhibit
           ------                       -------
             4.1                 Noble Drilling Corporation 1991
                                 Stock Option and Restricted
                                 Stock Plan, as amended and
                                 restated effective as of
                                 January 30, 1997.

             5.1                 Opinion of Thompson & Knight, A
                                 Professional Corporation.

            23.1                 Consent of Thompson & Knight, A
                                 Professional Corporation
                                 (contained in its opinion filed
                                 herewith as Exhibit 5.1).

            23.2                 Consent of Price Waterhouse
                                 LLP.

            24.1                 Power of Attorney (included on
                                 the signature page of this
                                 Registration Statement).





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